NEWS	CONTACT: Terri MacInnis, Dir. of Investor Relations Bibicoff & Associates, Inc. 818.379.8500 terrimac@bibicoff.com

SCOLR Pharma Raises $15 Million in Equity Financing

BELLEVUE, WA., FEB. 8, 2005 — SCOLR Pharma, Inc. (AMEX: DDD) announced today that it has raised $15 million in a private placement of its common stock. The net proceeds of the offering will be used to fund research and development projects and for working capital purposes. Taglich Brothers, Inc. served as placement agent in this transaction.

Daniel O. Wilds, President and CEO of SCOLR Pharma, said “We are very pleased with the positive reception to our private placement and our current product development programs. This financing positions us to pursue additional research and development projects and to further apply our proprietary CDT® drug delivery platform to other potentially attractive OTC and prescription oral drug targets.” SCOLR Pharma had previously announced plans to initiate human testing of CDT-based extended release formulations of Ibuprofen and Pseudoephedrine for the over-the-counter market during the first quarter of 2005 as well as human clinical evaluations of a CDT- based immediate release Raloxifene formulation in the second quarter of 2005.

The funds were raised through the sale of 3,750,000 shares of SCOLR Pharma’s common stock to a group of new and existing investors at a per share price of $4.00. Taglich Brothers, the placement agent for the financing, received a placement agent fee and warrants to purchase up to 75,000 additional shares of SCOLR Pharma’s common stock with a term of five years and an exercise price of $5.00 per share. The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, SCOLR Pharma has agreed, subject to certain terms and conditions, to file a registration statement on Form S-3 under the Securities Act covering the resale of the shares of common stock issued in the financing and the shares of common stock underlying the placement agent warrants. For additional information, please refer to SCOLR Pharma’s current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

This press release does not and will not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities.

Based in Bellevue, Washington, SCOLR Pharma is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies, such as the patented CDT® (Controlled Delivery Technology) platform, to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. SCOLR Pharma believes partnerships with pharmaceutical, OTC and natural products industry companies will enable it to co-develop new products and to add value and protection to existing product franchises. For more information on SCOLR Pharma, please call 425-373-0171 or visit http://www.SCOLR.com/.

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SCOLR PHARMA RAISES $15 MILLION IN EQUITY FINANCING	PAGE TWO

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, the Company’s ability to raise additional funds, the continuation of arrangements with the Company’s product development partners and customers, competition, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Copyright ©2005 SCOLR Pharma, Inc. All Rights Reserved.

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2/8/05

Tel: (818) 379-8500	Fax:(818) 379-4747	15165 Ventura Blvd., #425, Sherman Oaks, CA 91403